Exhibit 99.1
Contact:
Julie Wood
Vice President, Investor Relations
510-597-6505
Onyx Pharmaceuticals Reports Second Quarter 2010 Financial Results;
Nexavar Global Net Sales Increase 17% vs. Prior Year
Non-GAAP Net Income of $2.9 Million and EPS of $0.05
EMERYVILLE, CA — August 4, 2010 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the second quarter 2010. Global Nexavar net sales as reported by Onyx’s collaborator Bayer HealthCare Pharmaceuticals Inc., or Bayer, were $236.1 million for the second quarter 2010, a 17% increase compared to $201.0 million in the same period in 2009. Onyx and Bayer are marketing and developing Nexavar ® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 90 countries worldwide.
Onyx reported non-GAAP net income of $2.9 million, or $0.05 per diluted share, for the second quarter 2010 compared to non-GAAP net income of $15.3 million, or $0.27 per diluted share, for the same period in 2009. Non-GAAP net income excludes adjustments to contingent consideration expense in connection with our acquisition of Proteolix, Inc., or Proteolix; employee stock-based compensation expense and non-cash imputed interest expense related to the application of Accounting Standards Codification (“ASC”) Subtopic 470-20. Non-GAAP net income for the second quarter 2010 reflected an increase in the commercial profit from the Nexavar collaboration, offset by an increase in research and development expenses primarily due to the development efforts for carfilzomib, and by interest expense on the convertible senior notes issued in August 2009.
On a GAAP basis, Onyx reported a net loss of $97.2 million, or $1.55 per diluted share, for the second quarter 2010 compared to net income of $9.4 million, or $0.16 per diluted share, in the same period in 2009. The GAAP net loss for the second quarter 2010 includes an increase in the non-cash contingent consideration expense based on recent positive carfilzomib data. The change is associated with an increased probability of making the earn-out payments related to the Proteolix acquisition. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”
“With year-over-year Nexavar net sales growth of 17% and healthy quarter-over-quarter growth, our commercially successful business is delivering cash flow and driving the strategic flexibility to maximize our rapidly advancing pipeline,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “The strategy to expand our portfolio has proven successful with the recently announced impressive top-line data for carfilzomib. These exciting data have the potential to transform Onyx into a multi-product revenue-driven company with the opportunity to benefit even greater numbers of patients.”
Revenue from Collaboration Agreement
For the second quarter 2010, Onyx reported revenue from its Nexavar collaboration agreement of $68.8 million compared to $60.2 million for the same period in 2009. The increase in revenue from collaboration agreement between periods resulted from higher global net sales of Nexavar.
Operating Expenses
Onyx recorded research and development expenses of $43.3 million in the second quarter 2010, compared to $28.0 million for the same period in 2009. Higher research and development expenses in the second quarter 2010 were primarily due to planned investments to develop carfilzomib. Selling, general and administrative expenses were $26.6 million in the second quarter 2010, compared to $23.5 million for the same period in 2009. Higher selling, general and administrative expenses were primarily due to the timing of shared advertising and promotional costs related to Nexavar incurred by Onyx and due to planned expense increases as a result of the acquisition of Proteolix.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
AUGUST 4, 2010

Contingent Consideration Expense
Onyx recorded $92.0 million of non-cash expense in the second quarter 2010 associated with the increase in the fair value of the liability for the potential earn-out payments related to the Proteolix acquisition. The increase in the fair value of the liability consisted of $88.5 million due to an increase in the probability of success and $3.5 million due to the passage of time. The increased probability of success reflects positive preliminary results from the 003-A1 trial, a Phase 2b study of carfilzomib, and the PX-171-006 trial, a Phase 1b study of carfilzomib plus lenalidomide and low-dose dexamethasone, both of which were in patients with relapsed and refractory multiple myeloma.
Interest Expense
Interest expense of $4.8 million for the second quarter 2010 primarily relates to the 4.0% convertible senior notes due 2016 issued in August 2009, and includes non-cash imputed interest expense of $2.2 million as a result of the application of ASC Subtopic 470-20.
Cash, Cash Equivalents and Marketable Securities
On June 30, 2010, cash, cash equivalents, and current and non-current marketable securities were $527.0 million, compared to $587.3 million at December 31, 2009. This excludes restricted cash of $31.6 million and $27.6 million at June 30, 2010 and December 31, 2009, respectively. The decrease is primarily due to a $40.0 million earn-out payment made to former Proteolix stockholders as a result of the achievement of a development milestone and a $20.0 million pre-payment to S*BIO Pte Ltd for research and development expenses related to ONX 0803 and ONX 0805.
Six-Month Results
Nexavar net sales, as recorded by Bayer, were $450.5 million and $379.1 million for the six months ended June 30, 2010 and 2009, respectively. Non-GAAP net income for the six months ended June 30, 2010 was $1.4 million, or $0.02 per diluted share, compared to non-GAAP net income of $23.4 million, or $0.41 per diluted share for the same period in 2009. Non-GAAP net income excludes adjustments to contingent consideration expense in connection with our acquisition of Proteolix; employee stock-based compensation expense and non-cash imputed interest expense related to the application of ASC Subtopic 470-20. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).” For the six months ended June 30, 2010, on a GAAP basis Onyx recorded a net loss of $109.2 million, or $1.75 per diluted share, compared with a net income of $13.4 million, or $0.24 per diluted share, for the same period in 2009.
Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 4, 2010. The live webcast will be available at:
http://www.onyx-pharm.com/view.cfm/32/Event-Calendar
or by dialing 847-619-6547 and using the passcode 27437891. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 27437891# approximately one hour after the teleconference concludes. The replay will be available through August 18, 2010.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug that is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. Beyond Nexavar, Onyx has established a development pipeline of anticancer compounds at various stages of clinical testing, including

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
AUGUST 4, 2010

carfilzomib, a next-generation proteasome inhibitor, that is currently being evaluated in multiple clinical trials for the treatment of patients with relapsed or relapsed/refractory multiple myeloma and solid tumors. ONX 0801, an alpha-folate receptor targeted inhibitor of the thymidylate synthase, and ONX 0912, an oral proteasome inhibitor, are currently in Phase 1 testing. For more information about Onyx, visit the company’s website at www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, and the potential expansion of Onyx’s product portfolio. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; product liability risks; and the anticipated benefits of the acquisition of Proteolix. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks, as well as the company’s subsequent quarterly report on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
AUGUST 4, 2010

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Revenue from collaboration agreement	$68,773	$60,219	$131,676	$113,936

Total operating revenue	68,773	60,219	131,676	113,936
Operating expenses:
Research and development (1)	43,251	28,022	86,826	56,842
Selling, general and administrative (1)	26,647	23,507	51,368	45,459
Contingent consideration	92,037	—	95,485	—

Total operating expenses	161,935	51,529	233,679	102,301

Income (loss) from operations	(93,162)	8,690	(102,003)	11,635
Investment income	780	972	1,569	2,092
Interest expense	(4,800)	—	(9,525)	—

Income (loss) before provision (benefit) for income taxes	(97,182)	9,662	(109,959)	13,727
Provision (benefit) for income taxes	—	288	(732)	288

Net income (loss)	$(97,182)	$9,374	$(109,227)	$13,439

Net income (loss) per share:
Basic	$(1.55)	$0.16	$(1.75)	$0.24

Diluted (2)	$(1.55)	$0.16	$(1.75)	$0.24

Computation of diluted shares:
Basic	62,627	56,890	62,491	56,803
Dilutive effect of options	—	220	—	375

Diluted (2)	62,627	57,110	62,491	57,178

(1) Includes employee stock-based compensation charges of:
Research and development	$1,104	$1,117	$2,016	$1,769
Selling, general, and administrative	4,672	4,842	8,702	8,193

Total employee stock-based compensation	$5,776	$5,959	$10,718	$9,962

(2) Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three and six months ended June 30, 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
AUGUST 4, 2010

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Nexavar product revenue, net (as recorded by Bayer)	$236,122	$200,983	$450,483	$379,052

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$202,979	$181,345	$388,846	$348,319
Combined cost of goods sold, distribution, selling, general and administrative expenses	83,022	74,343	158,720	146,222

Combined collaboration commercial profit	$119,957	$107,002	$230,126	$202,097

Onyx’s share of collaboration commercial profit	$59,978	$53,501	$115,063	$101,049
Reimbursement of Onyx’s shared marketing expenses	6,475	5,344	12,299	10,736
Royalty revenue	2,320	1,374	4,314	2,151

Revenue from collaboration agreement	$68,773	$60,219	$131,676	$113,936

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
AUGUST 4, 2010

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$(97,182)	$9,374	$(109,227)	$13,439
Non-GAAP adjustments:
Contingent consideration	92,037	—	95,485	—
Employee stock-based compensation	5,776	5,959	10,718	9,962
Imputed interest related to the convertible senior notes due 2016	2,222	—	4,379	—

Non-GAAP net income (3)	$2,853	$15,333	$1,355	$23,401

Computation of non-GAAP diluted shares
Basic shares	62,627	56,890	62,491	56,803
Dilutive effect of options	173	220	222	375

Non-GAAP diluted shares (4)	62,800	57,110	62,713	57,178

Non-GAAP net income per share	$0.05	$0.27	$0.02	$0.41
Non-GAAP net income per share — diluted (4)	$0.05	$0.27	$0.02	$0.41
(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income, non-GAAP diluted shares and non-GAAP net income per share. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.

These non-GAAP financial measures exclude the following items from GAAP net income (loss) and diluted per share amounts:
Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
AUGUST 4, 2010

Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.
(4)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in non-GAAP diluted per share amounts for the three and six months ended June 30, 2010 because their effect would be anti-dilutive.
ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)	(5)
Assets
Cash, cash equivalents and current marketable securities	$488,334	$550,108
Other current assets	92,592	88,615

Total current assets	580,926	638,723
Marketable securities, non-current	38,675	37,174
Property and equipment, net	6,416	7,473
Intangible assets — in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	27,816	8,835

Total assets	$1,286,308	$1,324,680

Liabilities and stockholders’ equity
Current liabilities	$64,692	$107,778
Convertible senior notes due 2016	148,048	143,669
Liability for contingent consideration, non-current	256,013	160,528
Deferred tax liability	157,090	157,090
Other long-term liabilities	4,628	5,059
Stockholders’ equity	655,837	750,556

Total liabilities and stockholders’ equity	$1,286,308	$1,324,680

(5)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009.